Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Caribbean Pacific Marketing, Inc.
2295 NW Corporate Boulevard #131
Boca Raton, Florida 33431

I hereby consent to the use as a part of the this Registration Statement of report dated April 11, 2012, relating to the financial statements of Caribbean Pacific Marketing, Inc., which is contained in that Form S-1/A.

I also consent to the reference to us under the caption "Experts" in the Form S-1/A.

/s/ Harris F. Rattray, CPA
Harris F. Rattray, CPA
Pembroke Pines, FL
Dated; April 11, 2012